SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - February 8, 2001
                        (Date of Earliest Event Reported)


                                   WICKES INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-22468


       Delaware                                                   36-3554758
------------------------                                     -------------------
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)


706 North Deerpath Drive, Vernon Hills, Illinois                  60061
------------------------------------------------             --------------
(Address of principal                                           (Zip Code)
 executive offices)


Registrant's telephone number, including area code:  (847) 367-3400



NY2:\1013826\01\LQ9%01!.DOC\80948.0010

Item 5.  Other Events


         On February 8, 2001, Riverside Group, Inc. ("Riverside"), the holder of approximately 36.5% of the Registrant's outstanding common stock, issued a press release announcing that it had failed to make required payment on its 11% secured notes which was due December 31, 2000. Riverside said in its press release that it had received notice from the agent for the holders of the notes declaring all amounts outstanding under the notes immediately due and payable and that the agent will immediately commence foreclosure proceedings on the collateral securing the notes. The collateral includes 2,002,337 shares of the common stock of the Registrant, representing approximately 24.2% of the outstanding shares. Wickes has been informed by legal counsel for the agent that a public sale in respect of the pledged shares will be held on March 2, 2001. Riverside's press release states that it has been negotiating a possible resolution with the holders of the notes, and such negotiations are continuing. The press release further states that there can be no assurance that Riverside will be able to reach a mutually acceptable resolution.















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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         WICKES INC.

Date: February 9, 2001                   By: /s/James A. Hopwood
                                             -------------------------------
                                             James A. Hopwood
                                             Vice President Finance,
                                              Treasurer
















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